SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	Commission File Number	98-0201259
(State or other jurisdiction of incorporation or organization)	000-50191	(I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208
Reno, NV 89503
(Address of Principal Executive Offices and Zip Code)

(605) 717-2450
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In May 2020, as previously disclosed and filed with the Securities and Exchange Commission (“SEC”) in a Form 8-K dated May 27, 2020 (“May 8-K”), Dakota Territory Resources Corp. (“Company”) entered into an agreement with JR Resources Corp. (“JR”) whereby JR loaned the Company an aggregate of $1,450,000 and the Company granted JR the right to purchase up to 142,566,667 shares of common stock (“Shares”) at $0.15 per share in one or more closings on or prior to October 15, 2020 (“Agreement”). On October 15, 2020, the Company and JR effected the first closing under this Agreement whereby JR purchased 69,666,667 shares of Company common stock for aggregate consideration of $10,450,000, $9,000,000 in cash and $1,450,000 upon conversion of the principal amount of the May 2020 promissory note. The Company will utilize the proceeds of this closing to fund the execution of business and exploration strategies, for working capital and for other corporate purposes. Additionally, the Company and JR entered into an amending agreement on October 15, 2020 (“Amending Agreement”) whereby (i) it was agreed to extend the balance of the May 2020 purchase right for 4 months (until February 15, 2021), which will allow JR the option to purchase up to an additional 72,900,000 shares of common stock for up to an additional $10,935,000, (ii) certain defined terms were amended to give effect to the four month extension, and (iii) the Company created two director vacancies and agreed to allow for two JR nominees to be appointed, of which Alex Morrison was appointed as a director to fill one vacancy. The above description of the Amending Agreement does not purport to be complete and is qualified in its entirety by the full text of the referenced document which is incorporated herein, attached hereto as Exhibit 10.1.

Subject to the terms and conditions set forth in the Agreement, JR shall have the right, prior to February 15, 2021, to purchase the balance of up to 72,900,000 Shares (for a purchase price of up to $10,935,000) in one or more closings from the Company. Each closing is subject to negotiation of closing deliverables and satisfaction of closing conditions to be mutually agreed upon by the Company and JR, including agreement on how the proceeds will be utilized. In the event of a closing where the amount of Shares purchased, added together with previously purchased Shares from the Company, results in a change of control (“Change of Control Closing”), the closing deliverables to be negotiated and mutually agreed upon include the application of the use of proceeds, negotiation of employment agreements, agreement on equity grants pursuant to an equity compensation plan to be adopted, and amended bylaws to be adopted that will govern the appointment of up to three JR director designees (two of which were incorporated into the Amending Agreement). There is no assurance that closing deliverables will be agreed upon and that any subsequent closing will occur, as JR is not obligated to purchase any Shares.

Until February 15, 2021, the Company has agreed to conduct its business in the ordinary course consistent with past practice, and without the prior consent of JR the Company shall not:

•adopt or propose any amendment to its articles of incorporation or bylaws;

•effect any equity financings in excess of $250,000, exclusive of any common stock issued upon, and any proceeds received from, the exercise of outstanding derivative securities and common stock issued upon conversion by JR of the note;

•incur any additional debt or issue any debt securities other than in the ordinary course of business;

•make any material loans or advances or assume or guarantee any obligations, except for existing financing arrangements or otherwise in the ordinary course of business;

•sell, transfer, assign, relinquish or dispose of any material asset or property; and

•other than in the ordinary course of business, modify or amend in any material respect or terminate any material contract.

If and upon a Change of Control Closing, it is contemplated that the Company board shall consist of JR designees and certain current Company directors, as Company designees, it being understood that the number of Company directors shall not exceed five, and that the number of JR designees at any given time shall be one more than the number of Company designees. In the event of any vacancy in the office of any JR designee, a majority of the remaining JR designees shall have the right to designate a replacement, and in the event of any vacancy in the office of any Company designee, a majority of the remaining Company designees shall have the right to designate a replacement, in each case to fill such vacancy. These rights will be incorporated in amended bylaws to be negotiated and mutually agreed upon. The Company shall cause a Schedule 14f-1 to be filed with the SEC and mailed to the Company shareholders prior to the JR designee having a majority representation on the Company board.

Commencing on October 15, 2020 and ending on the earlier of (i) 18 months therefrom and (ii) the uplisting of the Company common stock (or the common stock of a successor-in-interest to the Company) to the NYSE or the Nasdaq Stock Market (“Standstill Period”), JR has agreed to the following corporate governance provisions, among others:

•to not vote its Shares to remove any Company designee without the consent of a majority of the Company designees or approve a material amendment to the articles of incorporation or the amended bylaws unless approved and recommended by a majority of the Company Designees;

•JR shall vote its Shares for the election of Company designees;

•any transaction between JR or any of its affiliates, on the one hand, and the Company, on the other hand (including, without limitation, the issuance of Company capital stock or derivative securities to JR or any of its affiliates and entering into certain business combinations by and between JR, the Company and any of their respective affiliates), shall be subject to approval by the Company designees and the JR designees shall recuse themselves from voting on the approval of such transactions; and

·

•not to engage in proxy solicitations or certain communications (other than in connection with a sale of the Company to a third party), or acquire additional shares of Company common stock or assets of the Company, in each case without the approval of the Company designees.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference. The 69,666,667 shares of Company common stock were issued and sold in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. No commissions were paid in connection herewith.

Item 5.01 Changes in Control of Registrant.

The information in Item 1.01 is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2020, Alex Morrison, age 57, was nominated, appointed and elected a director to fill a vacancy to serve until the next annual meeting or until his successor is duly elected and qualified. Mr. Morrison is a mining executive and chartered professional accountant with over 25 years of experience in the mining industry. Mr. Morrison has held board and senior executive positions with a number of mining companies, most recently serving as a director of Energy Fuels Corporation since August 2019, Gold Standard Ventures since September 2017, Gold Resource Corporation since March 2016, Taseko Mines Limited from 2011 to July 2020, Detour Gold Corporation from 2010 until December 2018, and as vice president and chief financial officer of Franco-Nevada Corporation from 2007 to 2010. From 2002 to 2007, Mr. Morrison held increasingly senior positions at Newmont Mining Corporation, including vice president, operations services and vice president, information technology. Prior to that, Mr. Morrison was vice president and chief financial officer of NovaGold Resources Inc., vice president and controller of Homestake Mining Company and held senior financial positions at Phelps Dodge Corporation and Stillwater Mining Company. Mr. Morrison began his career with PricewaterhouseCoopers LLP after obtaining his Bachelor of Arts in Business Administration from Trinity Western University.

Pursuant to the Agreement and Amending Agreement, upon a Change of Control Closing, JR will have the right to appoint up to three directors. The Company agreed with JR to appoint one designee in connection with the first closing on October 15, 2020, that designee being Mr. Morrison. As the Company does not maintain an audit, compensation or nominating committee, Mr. Morrison will not serve on any committee. As of the date hereof, Mr. Morrison will not receive any compensation, although he may be entitled to receive compensation in the future.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 1.01 is hereby incorporated herein by reference; to date, no amendment to the Company’s bylaws has been adopted.

Item 8.01 Other Events.

On October 16, 2020, we entered into a definitive agreement to purchase the Maitland Gold Property in the Black Hills of South Dakota from Homestake Mining Company of California, a wholly owned subsidiary of Barrick Gold Corporation (“Barrick”). Pursuant to the terms of the definitive agreement, the Company has agreed to pay consideration to Barrick comprised of $3.5 million cash and the issuance of 3 million shares of Dakota Territory’s common stock. Additionally, Barrick will retain a 2.5% net smelter returns royalty on the property. Completion of the acquisition is subject to satisfaction of certain customary conditions, expected to be completed on or about October 23, 2020. Assuming closing, the 2,112 mineral-acre Maitland acquisition will secure an important component of the Company’s strategy for the structural corridor that extends from the Homestake Gold Mine to the Company’s Blind Gold Property at the northern end of the Black Hills District.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index:

Exhibit Number	Description
EX – 10.1	Amending Agreement dated October 15, 2020 by and between JR Resources Corp. and Dakota Territory Resource Corp
EX – 99.1	Press Release dated October 15, 2020
EX – 99.2	Press Release dated October 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP

Date:	October 21, 2020
By:	/s/ Gerald M. Aberle
Gerald M. Aberle,
PRESIDENT AND CHIEF EXECUTIVE OFFICER